Translated from the Portugese

  n. 4300/037-1/95-TB

                      1st. ADDITAMENT TO CONTRACT NUMBER
                        4300/037/95-TB BY AND BETWEEN
                        TELECOMUNICACOES BRASILEIRAS S/A -
                        TELEBRAS AND AMERICAN BANK NOTE COMPANY
                        GRAFICA E SERVICOS LTDA. FOR THE SUPPLY
                        OF INDUCTIVE CARDS

  TELECOMUNICACOES BRASILEIRAS S/A - TELEBRAS, bounded to the Communication Ministry, with its main office in Brasilia, Distrito Federal, Setor de Autarquias Sul, Quadra 06, Bloco E, Brasilia - DF, enrolled at CGC under number 00.336.701/0001-04, hereinafter referred as TELEBRAS, and

  AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA., whose registered office is at Rua Peter Lund, 146, Sao Cristovao,
  Rio de Janeiro, enrolled at CGC/MF under number
  33.113.309/0001-47, hereinafter referred as CONTRATADA,

  WITNESSETH

  WHEREAS the administrative rules of TELEBRAS, in accordance with Clause 7.2.1 of the Agreement 4300/037/95-TB

  NOW, THEREFORE, the parties hereto agree to enter this Amend to the Agreement 4300/037/95-TB, hereinafter referred as the Original Agreement, on the terms and conditions as follows:

  FIRST CLAUSE
  1.1.                     The Delivery Schedules as provided
                             in Timetable 2 attached to the
                             Original Agreement  shall be
                             modified and  prevail the
                             Attachment to this Amend.
  SECOND CLAUSE
  2.1.                     CONTRATADA shall supply, solely for
                             Marketing Promotion purposes, with
                             no additional costs or expenses to
                             TELEBRAS or any third authorised
                             party, 290,000 telephone cards.
                             This amount had not  been included
                             in the initially agreed  number.

  THIRD CLAUSE
  3.1.                     The remaining provisions and
                             clauses of the Original Agreement
                             shall not be affected by this
                             instrument.

  IN WITNESS WHEREOF, the parties execute 03 (three)
  counterparts of this Amend in the presence of  02 (two)
  witnesses.
                                               Brasilia,
  September 4,  1995



  _________________________
__________________________
  BY TELEBRAS                                  BY TELEBRAS



  ________________________           __________________________
  BY CONTRATADA                                BY CONTRATADA


  _______________________            __________________________
  WITNESS                                           WITNESS















  CONTRACT 4300/037/95


                           CONTRACT FOR THE MANUFACTURING AND
                             SUPPLY OF INDUCTIVE CARDS -
                             TELEBRAS' TECHNOLOGY - BETWEEN
                             TELECOMUNICACOES BRASILEIRAS S/A -
                             TELEBRAS AND AMERICAN BANK NOTE
                             COMPANY GRAFICA E SERVICOS LTDA.

  TELECOMUNICACOES BRASILEIRAS S/A - TELEBRAS, bounded to the Communication Ministry with its main office in Brasilia, Distrito Federal, at Setor de Autarquias Sul, Quadra 06, Bloco E, Brasilia - DF, enrolled at CGC under number 00.336.701/0001-04, hereinafter referred as TELEBRAS, and

  AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA., whose registered office is at Rua Peter Lund, 146, Sao Cristovao,
  Rio de Janeiro, enrolled at CGC/MF under number
  33.113.309/0001-47, hereinafter referred as CONTRATADA,

  WHEREAS   the parties are submitted to the Law 8.666/93,

  WHEREAS   Bidding Number  02/95,

  WHEREAS   Project Number 110.00.04.2.0 and  Account Number
  112.39.213.0,

  NOW, THEREFORE, the parties hereto agree to enter this Agreement under the following terms and conditions:

  FIRST - SUBJECT
  1.1. The subject of this Agreement is manufacturing and supply by CONTRATADA of 229.904.000 inductive cards each of 20, 35, 50, 75 and 90 units, with technology transferred by TELEBRAS, including subtract preparation, image transfer, chemical processing, sealing, graphic printing on both sides, individual final cut, security system against frauds and misuse, packing in 100 card boxes for storage, shipment and distribution as well as the making of matrix required in the manufacturing process.

  SECOND - APPLICABLE DOCUMENTS
  2.1. The following documents shall be attached to this Agreement in order to constitute the entire agreement between the parties :

       2.1.1.    Bidding Edictal n. 02/95 TELEBRAS  as of July
                    11, 1995 and its Attachments;
       2.1.2.    CONTRATADA's Proposal as of August 11, 1995;
       2.1.3.    Technical Specification of the Manufacturing
                    Process provided in the Contract of Industrial
                   Technology Supply signed  on March 18,     1992
                    between TELEBRAS and CONTRATADA.

  2.2. The following documents shall be  attached to this
  Agreement as part of it:
       2.2.1.    Price Table     (Attachment 1);
       2.2.2.    Schedules  (Attachment 2).

  2.3. Neither party shall be bound by any variations to this Agreement unless agreed by both parties in writing on their behalf by authorised officer of each party.

  THIRD - PRICES
  3.1. The estimated total price for the supply of 229.904.000 cards, in accordance with the First Clause will be of R$ 101.421.198,40 ( One Hundred and One Million, Four Hundred and Twenty One Thousand, One Hundred and Ninety Eight Reais and Forty Cents), as of August, 1995, including payment for the Contract of Transfer of Technology - FTI and cards storage costs and excluding added value taxes such as IPI, ICMS, COFINS and PIS/PASEP, freights and transportation insurance.

  FOURTH - PAYMENT CONDITIONS
  4.1. Payment of the cards  shall be made directly by
         TELEBRAS or whoever TELEBRAS     indicates upon invoice
         presentation and under the following conditions:
       4.1.1. 10% (ten percent) of the Agreement's total value for each period, 30 (thirty) days after the date of first delivery specified in Attachment 2 for the corresponding period or upon invoice presentation, whichever happens last;
       4.1.2. 90% (ninety percent) of each remittance, including the one referred to in Clause 4.1.1., 30 (thirty) days after its delivery or upon invoice presentation whichever happens last

  4.2. TELEBRAS or whoever it indicates shall pay all taxes such as ICMS, IPI, PIS/PASEP and COFINS, freights and transportation insurance as well as any adjustment installments in the same amount of days TELEBRAS is legible to pay the basic installments, that is, 30 days after the delivery of each lot or upon the corresponding invoices, whichever happens last;

  4.3. Resources from Operating Companies associated with the Indicator "Inductive Cards Commercialization - Total", under code 108.781010420-6 of the Code Plan STB, will be employed in accordance with the Entrepreneurial Action Plans 95/97, agreed with TELEBRAS, for the sole purpose of payments of the cards subject to this Agreement.

  4.4. Invoices shall be presented in two copies and bear the following:
            a)   number and date of the Agreement's signature;
            b)   contractual item of payment conditions referred to
                  in the invoice
            c)   subject of charge: basic, adjustment, taxes,
                   duties, fees, freights and transportation insurance;
            d)   corresponding installment value;
            e)   application site, local, lot, identification,
                  etc.,
            f)   number of the invoices in case of taxes or
                  delays, or if they are
                 part of the charging process.

  4.5. Attached to the invoices, CONTRATADA shall inform its preference regarding form of payment, whether cash or credit. In this case, it shall provide the name of the Bank, code and Agency, address and Account Number, undertaking responsibility for eventual costs or expenses related to this decision.
  4.5.1.    The failure to fulfill such conditions will
    imply on the acceptance of the form of payment used by TELEBRAS or whoever it indicates, and no additional cost or fee shall be claimed in the event CONTRATADA requests credit from factoring/credit entities. The corresponding operations shall be previously informed to TELEBRAS, and CONTRATADA shall advise such entities
    as to   submit the referred papers to TELEBRAS or
    whoever it indicates at its main office where they shall be accepted.

  4.6. As a direct result of failure of such conditions the invoice shall be sent back to CONTRATADA within 20 (twenty) days of the delivery date in order to take the necessary arrangements. Payment shall be due on the 30th (thirtieth) day after the resubmission of the amended document.

  4.7. In the occurrence of credits favoring one of the parties, the corresponding payment shall be based on the original value plus monetary correction, pro rata tempore, until its liquidation, 30 (thirty) days after the invoice has been presented.
       4.7.1. If the parties are unable to make the payment within the specified period such credits shall be under the same rules as those applied to delayed payments stipulated in Clause 6.6. of this Agreement.
       4.7.2. In case TELEBRAS has any credits to its favour, it shall be entitled to deduct such value from future payments pursuant to this or any other Agreement made with CONTRATADA.
       4.7.3. The referred credits shall be a direct result of payments or refund for more or for less with the other party acknowledging that they shall not be, under any circumstance, considered delayed payment.
  4.8. In case of incurred penalty by CONTRATADA in accordance with the provisions, TELEBRAS shall deduct its value from the invoice's payment.

  4.9. CONTRATADA shall produce evidences of non existence of debts or liabilities related to taxes or any other fiscal obligation pursuant to this Agreement as TELEBRAS may request in order to make any payment.

  4.10. If CONTRATADA fails to present the invoices by the due dates as specified, it shall not be entitled to claim any additional payment for such period.

  4.11. Adjustment invoices shall be attached to the basic invoices along with the demonstratives in the occasion of delivery. If only one invoice is issued, basic values shall be distinguished.

  4.12. In the case of a previous payment of supply already occurred, the adjustment shall be calculated considering the anticipated period. In the occurrence of delay in fulfilling the physical aspects related to the payment which is solely TELEBRAS responsibility, the amount of the delayed installment shall be adjusted as provided, proportionally to the number of days overdue by TELEBRAS.

  FIFTH - ADJUSTMENT

  5.1. The prices related to contract events to which the installments are associated with shall be adjusted from each period of one year, for more or for less, being valid for the subsequent period upon the use of the following formula:

                  I-I0
       R= V _________
                  I0

       where:

       R  = adjustment value

       V = basic value of the installment or basic unitary price

       I0 = economic index corresponding to the month of the proposal presentation (August/95)

       I = economic index corresponding to the 12th or 24th month after the first month of contract validity and so forth, accordingly to its term.

  5.2. The adjustment periodicity is annual from the date of the Agreement signature and may be reduced in the case of changes introduced by Federal Government.
       5.2.1. If Federal Government maintains the adjustment periodicity, after its application, the price of installment, the unitary price or the remainder of the contract shall be considered as the new adjusted price to be used for the 12 (twelve) months to come, that is, from the 13th or 25th month counted from the contract's initial month of validity and so forth remaining fixed during each period of twelve months.
       5.2.2. If Federal Government reduces the adjustment periodicity, then the value of installment, the unitary price or the remainder of the contract will have its adjustment resumed proportionally to the number of months between the prices reference date and the month defined by the Federal Government. The so adjusted prices shall be valid for the subsequent period specified by Law or governmental measures.

  5.3. The economic index to be used in this Agreement shall be settled by Federal Government in accordance with Article
         3 of MP 1.053 as of June 30, 1995.

  5.4. The parties may elect patterns of remuneration for the payment period provided that is permitted by Brazilian
         Legislation and from the date of such permission.

  5.5. If CONTRATADA fails to supply the goods and/or services in time, it shall prevail for payment the lowest adjusted price in accordance with this Agreement, between the specified date for the fulfillment of such obligation and the date of the effective payment.

  5.6. The factors defined from the adjustment formula shall be calculated up to the third digit. The others shall not be considered.

  5.7. As a direct result of a delay in the invoice presentation by CONTRATADA, it shall not be entitled to the corresponding adjustment due to such delay.

  SIXTH - PENALTIES

  6.1. If CONTRATADA is in serious breach of its material obligations part of this Agreement, allowed its previous defense, TELEBRAS shall be entitled to apply the following sanctions:

       6.1.1.    Warning notice;
       6.1.2.    Penalty according with Clause 6.4 ;
       6.1.3.    Temporary suspension in participating and
                    impediment to contract with TELEBRAS for a period
                    no longer than 2 (two)  years;
       6.1.4.    Declaration of unfitness to participate  in
                     bidding or to make contracts with Enterprises of
                    the TELEBRAS System while the reasons for punishment remain.

  6.2. The sanctions specified on Clauses 6.1.1, 6.1.3 and 6.1.4 shall be applied together with the ones specified on Clause 6.1.2 , allowed previous defense of CONTRATADA in such process for a period of 05 (five) weekdays.

  6.3. The sanction specified in Clause 6.1.4 shall be exercised solely by the Minister of State of Communications, allowed the defense of CONTRATADA in the respective process within 10 (ten) days from the opening of the procedures allowing the rehabilitation to be requested after 2 (two) years from its application.

  6.4. A penalty shall be applied upon CONTRATADA in case of partial or total breach of its obligations, calculated on the total price of the delayed lot including all taxes and adjustments according to this instrument, limited to 30% (thirty percent) of the total value of this Agreement by using the following formula:

       M  =  0,1 X A X F

       where:

       M =       representative percentage of penalty
       A  =      delay in number of days
       F  =      criticality factor and importance of supplying
                    terms to TELEBRAS which in this case is equal to 3
                     (three).

  6.5. TELEBRAS on its own behalf may consider subtracted from the total value of this Agreement, with no reposition, as in quantity as in value, the cards proposed and not delivered in the due month, specified in Schedule - Attached to this instrument, considering the limit of 25% (twenty five percent) of the initial updated value of the Agreement.

  6.6. If TELEBRAS fails to make any payments, interest at a monthly Rate of 0.5% (zero point five percent) pro-rata die shall accrue on such delayed payment. For delays over 30 (thirty) days a monthly Rate of 1% (one percent) pro-rata tempore shall be accrued.

  SEVENTH - TERMS, AMOUNTS AND DELIVERY SITES

  7.1. This Agreement is valid for 16 (sixteen) months from the
  date of its    signature.
       7.1.1.    For each type of card, the first remittances
                    of each period shall be delivered within 15
                   (fifteen) days after the beginning of such Period.

  7.2. The terms for execution of this Agreement are specified on the Schedule - Attachment 2 considering as Month 1 the first month after the signature of the Agreement.
       7.2.1.    The specified dates  may be altered to meet
                   the convenience of TELEBRAS provided that is agreed by both parties.

  7.3. Cards shall be delivered in places indicated by TELEBRAS packed in accordance with Clause 4.4 of the Edictal.
       7.3.1.    Deliveries to any Company part of the TELEBRAS
                    System shall only be made upon proper written authorization granted by TELEBRAS.

  7.4. Should the cards be rejected the Schedule specified on
         Attachment 2      shall not be altered.


  EIGHTH - OBLIGATIONS OF CONTRATADA

  8.1. In order to fulfill its obligations under the Agreement
  CONTRATADA shall:
       8.1.1. Provide all materials and services which have not been explicitly surveyed in the Proposals to ensure that it can complete its contractual requirements pursuant to this
Agreement
                 as well as incorporate technological and
                  manufacturing process alterations that may have resulted from the technological development of the
                  process or the product;

       8.1.2.         Undertake all  duties and
                  responsibilities that may arise out of the subject of this Agreement.
       8.1.3.              Employ the best engineering
                  techniques, on the behalf of TELEBRAS, should the Parties prove their inability to agree on specifications;
       8.1.4.         Allow TELEBRAS to follow and inspect all
                  phases of the Project, building  of the
Industrial
                  Line, manufacturing and plant tests of all equipment and cards subject to this Agreement and whenever requested by TELEBRAS as well as, upon notice in advance, grant access to the production process.
       8.1.5.         Guarantee  all measures required in order
                  to import equipment, components and all the necessary to carry out its obligations under this Agreement.
       8.1.6.                   Not modify the lay-out of the
                  card unless upon authorization granted by TELEBRAS.
       8.1.7.         Not modify the productive process
                  presented in the approved project by TELEBRAS without prior negotiation with TELEBRAS.
       8.1.8.         Accept, under the same contractual
                  conditions, the necessary increments or
                  suppressions up to 25% (twenty and five percent) of
                 the initial value of the Agreement.
       8.1.9.    Conduct tests in 100% (one hundred percent) of
                  the delivered cards by means of testing devices.
       8.1.10. Keep an authorised representative, during the
                  term of this Agreement, entitled to hold responsibility for solving any problems that may arise during the Project with no costs to
TELEBRAS.
       8.1.11. Undertake entire responsibility with respect to all manufacturing and supplying aspects, being the sole accountable before TELEBRAS for fulfilling the
                 contract dispositions, arise from sub-contracting as well as justification of delay from the proponent..
       8.1.12. Manufacture the product in Brazil.

  NINTH - TERMINATION

  9.1. The parties shall be entitled to terminate the Agreement as a result of:
       9.1.1. Failure or omission to carry out or observe any
                  of the terms of the Agreement;
       9.1.2. Any breach of the obligations pursuant to the Agreement;
       9.1.3.    Improper use of any of the conditions;
       9.1.4. Delay in the performance of any of the obligations leading to the conclusion of the impossibility of supplying within the specified dates;
       9.1.5.    Unreasonable delay in the beginning of supply;
       9.1.6. Unreasonable suspension of supply without previous notice to TELEBRAS;
       9.1.7. Subcontracting the whole or any part of the subject, assignment or transfer the whole or any part of the subject as well as merge, dissolution or acquisition;
       9.1.8. Resolution for winding-up or filing for Chapter
                 11 or Chapter 7 or of similar effect;
       9.1.9.    Dissolution of the party;
       9.1.10. Alteration or modification of the objectives or
                  structure of CONTRATADA which may affect the obligations of this Agreement;
       9.1.11. Failure in observing orders given by the
                  authorised representative designed to follow and inspect the execution;
       9.1.12. Reasons of public interest, of high significance
                  and wide knowledge, justified and determined by the
                  highest rank authority of the Administration to which TELEBRAS is subordinated and registered in the administrative process in accordance with the Agreement;
       9.1.13. Suppression by TELEBRAS of the supplying process
                  resulting in changes of the initial value of the Agreement besides the limit permitted in
Paragraph
                  1 of Article 65 of Law 8.666/93;
       9.1.14. Suspension of its execution upon written order
                  from TELEBRAS for a period longer than 120 (one hundred and twenty) days unless arising from catastrophe, grave internal public disturbance or war, or else for repeated suspensions that may total the same period independently of indemnification, payable as a result of succeeding
                  and unpredictable demobilization and
mobilizations
                  as well as predictable events, grants CONTRATADA the right to decide, in such cases, for the suspension of its obligations until the situation returns to normal;
       9.1.15. Delays over 90 (ninety) days in the payments due
                  by TELEBRAS, referred to constructions, services or
                  supply or corresponding installments already received or executed, unless in case of catastrophe, grave public disturbance or war, grants CONTRATADA the right to discontinue its obligations until the situation returns to normal;
       9.1.16. Failure or omission arising from Force Majeure.

  9.2. In case of termination of this Agreement as a result of default by CONTRATADA, TELEBRAS shall not be liable for
         any obligation pursuant to   this Agreement and
         CONTRATADA shall , besides other penalties deriving from the causes of the termination, notwithstanding any accrued rights, reimburse TELEBRAS within 30 (thirty) days from the date of termination, the value paid without the corresponding counterpart in cards, adjusted in accordance with the adjustment conditions (FIFTH) until the date of payment of the corresponding credits.
       9.2.1.         On its own behalf, TELEBRAS shall be
                  entitled to choose to keep the goods delivered until the termination and the difference between the payments made and the supply shall be paid, from debtor to creditor within 30 (thirty) days from the date of assessment of quantities and associated values, adjusted in accordance with its
                  correspondent adjustment conditions (FIFTH) until the date of the payment of the corresponding credits.

  9.3. In case of termination of this Agreement as a result of default by TELEBRAS, CONTRATADA shall not be liable for any obligations pursuant to this Agreement and TELEBRAS shall, besides other penalties derived from the causes of the termination, pay for the cards already delivered, the cards manufactured but not delivered, the cards in production process as well as costs and expenses incurred in the productive process resulting from the accomplishment of this Agreement with adjustments calculated in accordance with CLAUSE FIFTH of this instrument.

  9.4. The termination of this Agreement shall be:

       a)   Determined by written   and unilateral act by
             TELEBRAS in the   cases     referred to from  Clause
             9.1.1 to Clause 9.1.12. and      9.1.16.;
       b)   Amiable by arrangement between the parties, reduced
             to term      during
             the bidding process as long as it becomes convenient to TELEBRAS;
       c)   Judicial, as provided by Law.
       9.4.1.         Administrative or judicial termination
                  shall be preceded by written authorization and based on invested authority.
       9.4.2.         In the case termination occurs as
                  referred in Clauses 9.1.12 to 9.1.16., not resulting from CONTRATADA default or breach, CONTRATADA shall be reimbursed for proved losses whichever suffered and also be eligible to:
            a)   Payments owed by the execution of the Agreement
                   until the
                   termination date;
            b)   Payment of costs of demobilization.
       9.4.3.         In case of impediment, paralysation or
                  suspension of the Agreement, the time frame shall be extended as agreed between the parties for the same period.

  TENTH - GENERAL  CONDITIONS

  10.1.     Any notice given pursuant to the technical
         Management of this Agreement shall be in writing and delivered to TELEBRAS, Att. Department of Commercial Coordination of the Directorate of Operation and Services Coordination of TELEBRAS, responsible for the Technical management of this agreement.

  10.2. If CONTRATADA fails to fulfill any of its obligations, TELEBRAS shall terminate supply and payments notwithstanding any previously mentioned penalties.

  10.3. CONTRATADA shall indemnify TELEBRAS or a third party within 30 (thirty) days for any loss, claim or damage arising out of any breach of its obligations.

  10.4. The party who intends to penalize shall give the other party a notice in order to, within 30 (thirty) days, the latter presents its reasons, and failure to do so will imply in acceptance of the reasons presented by the other party.

  10.5. TELEBRAS shall provide final drawing of each type of card to be printed and shall adequate such drawing to the agreed items in periods to be undertaken by both parties.

  10.6. TELEBRAS shall officially accept the printing press and machine tests of each type of card.

  ELEVENTH - GOVERNING LAW

  11.1. This Agreement shall be governed by the laws of Brasilia - DF, Brazil.

  WITNESS WHEREOF the parties execute 3 (three) counterparts of this Agreement in the presence of 2 (two) witnesses.


                           Brasilia, September 1,  1995


  _________________________               ________________________
       BY  TELEBRAS                  BY TELEBRAS




  __________________________              ________________________
       BY CONTRATADA                 BY CONTRATADA




  __________________________              ________________________
       WITNESS                       WITNESS